CONSENT OF QUALIFIED PERSON

To:

All Applicable Securities Regulatory Authorities

And To:

Gryphon Gold Corporation

Re:

Preliminary Assessment on the Borealis Gold Project

The undersigned does hereby confirm that I am the principal author of the report entitled "Preliminary Assessment of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA" dated September 2, 2008 (the "Preliminary Assessment") prepared for Gryphon Gold Corporation ("Gryphon").

The undersigned does hereby consent to the filing with all applicable securities regulatory authorities of the Preliminary Assessment and to the written disclosure of the Preliminary Assessment and the extracts from, or summary of, or references to the Preliminary Assessment by Gryphon.

The undersigned does hereby confirm that I have read the press release of Gryphon dated September 2, 2008 (the "Gryphon Disclosure") and the Gryphon Disclosure fairly and accurately represents the information in the Preliminary Assessment that supports the disclosure in the Gryphon Disclosure.

Dated this 2nd day of September, 2008

/s/ Kim Drossulis
     Kim Drossulis
     Senior Mining Engineer